Exhibit 99.2

Global Net Lease, Inc.

Supplemental Information

Quarter ended December 31, 2017 (unaudited)

Please note that totals may not add due to rounding.

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Annual Report on Form 10-K for the year ended December 31, 2016 of Global Net Lease, Inc. (the “Company”) filed on February 28, 2017, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, filed on May 8, 2017, August 7, 2017, and November 7, 2017, respectively and (iii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward- looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2016 filed on February 28, 2017, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Non-GAAP Financial Measures

This section includes non-GAAP financial measures, including Funds from Operations ("FFO"), Core Funds from Operations ("Core FFO") and Adjusted Funds from Operations ("AFFO"). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Funds From Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Core Funds From Operations

Core FFO is FFO, excluding acquisition and transaction related costs as well as certain other costs that are considered to be non-core, such as fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Adjusted Funds From Operations

In calculating AFFO, we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on foreign currency transactions, and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gains or losses on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect the current operating performance of the Company. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies.

In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of our on-going performance. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the Company. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

Caution on Use of Non-GAAP Measures

FFO, Core FFO, and AFFO should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do or calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Adjusted Cash Net Operating Income.

We believe that earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

Net operating income ("NOI") is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash net operating income, or Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

Key Metrics

As of and for the three months ended December 31, 2017

Amounts in thousands, except per share data, ratios and percentages

Financial Results
Rental Income	$62,556
Net income attributable to common stockholders	$5,998
Basic and diluted net income per share attributable to common stockholders [1]	$0.09
Cash NOI [2]	$58,736
Adjusted EBITDA [2]	$50,772
AFFO attributable to common stockholders [2]	$35,165
Dividends paid per share - fourth quarter	$0.53
Dividend yield - annualized, based on quarter end share price	10.3%
Dividend payout ratio - fourth quarter	100.4%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $20.58 for common shares and $25.67 for preferred shares	$1,523,637
Net debt [3] [4] [10]	1,421,993
Enterprise value	2,945,630

Total capitalization	3,048,055

Total consolidated debt [4] [10]	1,524,418
Total assets	3,038,595
Liquidity [5]	167,488

Common shares outstanding as of Dec. 31, 2017 (thousands)	67,287
Share price, end of quarter	$20.58

Net debt to enterprise value	48.3%
Net debt to adjusted EBITDA (annualized)	7.0	x

Weighted-average interest rate cost [6]	2.9%
Weighted-average debt maturity (years) [7]	3.7
Interest Coverage Ratio [8]	4.6	x

Real Estate Portfolio
Number of properties	321
Number of tenants	100

Square footage (millions)	22.9
Leased	99.5%
Weighted-average remaining lease term (years) [9]	8.8

Footnotes:

[1] Adjusted for net income (loss) attributable to common stockholders for common share equivalents.

[2] This Non-GAAP metric is reconciled below.

[3] Includes the effect of cash and cash equivalents.

[4] Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net.

[5] Liquidity includes $65.1 million of availability under the credit facility and cash and cash equivalents.

[6] The weighted average interest rate cost is based on the outstanding principal balance of the debt.

[7] The weighted average debt maturity is based on the outstanding principal balance of the debt.

[8] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non-cash portion of interest expense and amortization of mortgage(discount) premium, net and mezzanine discount) for the quarter ended December 31, 2017.  Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.

[9] The weighted-average remaining lease term (years) is based on square feet.

[10] In January 2018, the Company closed on a $33 million multi-tenant mortgage loan and paid down $30 million of the outstanding balance on the credit facility. In February 2018, the Company borrowed an additional $40 million under the credit facility.

Consolidated Balance Sheets

Amounts in thousands

	December 31,
	2017	2016
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$402,318	$376,704
Buildings, fixtures and improvements	2,138,405	1,967,930
Construction in progress	2,328	—
Acquired intangible lease assets	629,626	587,061
Total real estate investments, at cost	3,172,677	2,931,695
Less accumulated depreciation and amortization	(339,931)	(216,055)
Total real estate investments, net	2,832,746	2,715,640
Cash and cash equivalents	102,425	69,831
Restricted cash	5,302	7,497
Derivative assets, at fair value	2,176	28,700
Unbilled straight-line rent	42,739	30,459
Prepaid expenses and other assets	22,617	17,577
Related party notes receivable acquired in Merger	—	5,138
Due from related parties	16	16
Deferred tax assets	1,029	1,586
Goodwill and other intangible assets, net	22,771	13,931
Deferred financing costs, net	6,774	1,092
Total assets	$3,038,595	$2,891,467

LIABILITIES AND EQUITY
Mortgage notes payable, net	$984,876	$747,381
Term loan, net	229,905	—
Revolving credit facilities	298,909	616,614
Mezzanine facility, net	—	55,383
Acquired intangible lease liabilities, net	31,388	33,041
Derivative liabilities, at fair value	15,791	15,457
Due to related parties	829	2,162
Accounts payable and accrued expenses	23,227	22,861
Prepaid rent	18,535	18,429
Deferred tax liability	15,861	15,065
Taxes payable	2,475	9,059
Dividends payable	2,556	34
Total liabilities	1,624,352	1,535,486
Commitments and contingencies	—	—
Stockholders' Equity:
Preferred stock	54	—
Common stock	2,003	1,990
Additional paid-in capital	1,860,058	1,708,541
Accumulated other comprehensive loss	19,447	(16,695)
Accumulated deficit	(468,396)	(346,058)
Total stockholders' equity	1,413,166	1,347,778
Non-controlling interest	1,077	8,203
Total equity	1,414,243	1,355,981
Total liabilities and equity	$3,038,595	$2,891,467

Consolidated Statements of Operations

Amounts in thousands, except per share data (unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Revenues:
Rental income	$62,556	$61,270	$60,214	$58,492
Operating expense reimbursements	4,046	3,600	4,772	4,345
Total revenues	66,602	64,870	64,986	62,837

Expenses:
Property operating	6,849	7,202	7,570	7,236
Fire (recovery) loss	(150)	(305)	500	—
Operating fees to related parties	6,624	6,390	5,713	5,730
Acquisition and transaction related	(301)	1,141	443	696
General and administrative	2,357	2,468	2,053	1,770
Equity based compensation	(1,177)	(391)	(2,235)	16
Depreciation and amortization	28,558	29,879	27,497	27,114
Total expenses	42,760	46,384	41,541	42,562
Operating income	23,842	18,486	23,445	20,275
Other income (expense):
Interest expense	(12,806)	(12,479)	(11,634)	(11,531)
Gains (losses) on dispositions of real estate investments	—	275	(143)	957
Losses on derivative instruments	(1,719)	(3,125)	(2,990)	(470)
Unrealized gains (losses) on undesignated foreign currency advances and other hedge ineffectiveness	86	88	(2,971)	(882)
Other income	10	2	3	7
Total other expense, net	(14,429)	(15,239)	(17,735)	(11,919)
Net income before income taxes	9,413	3,247	5,710	8,356
Income tax expense	(964)	(760)	(510)	(906)
Net income	8,449	2,487	5,200	7,450
Net income attributable to non-controlling interest	—	—	—	(21)
Preferred stock dividends	(2,451)	(383)	—	—
Net income attributable to common stockholders	$5,998	$2,104	$5,200	$7,429

Basic and Diluted Earnings Per Share:
Basic and diluted net income per share attributable to common stockholders	$0.09	$0.03	$0.08	$0.11
Basic and diluted weighted average shares outstanding	67,287	67,287	66,652	66,271

Non-GAAP Measures

Amounts in thousands, except per share data (unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
EBITDA:
Net income	$8,449	$2,487	$5,200	$7,450
Depreciation and amortization	28,558	29,879	27,497	27,114
Interest expense	12,806	12,479	11,634	11,531
Income tax expense	964	760	510	906
EBITDA	$50,777	$45,605	$44,841	$47,001

Adjusted EBITDA:
Equity based compensation	$(1,177)	$(391)	$(2,235)	$16
Acquisition and transaction related	(301)	1,141	443	696
(Gain) loss on disposition of real estate investments	—	(275)	143	(957)
Fire (recovery) loss	(150)	(305)	500	—
Losses on derivative instruments	1,719	3,125	2,990	470
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	(86)	(88)	2,971	882
Other income	(10)	(2)	(3)	(8)
Adjusted EBITDA	$50,772	$48,810	$49,650	$48,100

Net Operating Income (NOI):
Operating fees to related parties	$6,624	$6,390	$5,713	$5,730
General and administrative	2,357	2,468	2,053	1,770
NOI	$59,753	$57,668	$57,416	$55,600

Cash Net Operating Income (Cash NOI):
Amortization of above- and below- market leases and ground lease assets and liabilities, net	533	$489	$504	$404
Straight-line rent	(1,550)	(2,070)	(3,039)	(3,878)
Cash NOI	$58,736	$56,087	$54,881	$52,126

Cash Paid for Interest:
Interest Expense	$12,806	$12,479	$11,634	$11,531
Non-cash portion of interest expense	(1,399)	(1,198)	(943)	(880)
Amortization of mortgage (discount) premium, net and mezzanine discount	(262)	(261)	(151)	(153)
	$11,145	$11,020	$10,539	$10,498

Non-GAAP Measures

Amounts in thousands, except per share data (unaudited)

	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Funds from operations (FFO):
Net income attributable to common stockholders (in accordance with GAAP) [1]	$5,998	$2,104	$5,200	7,429
Depreciation and amortization	28,558	29,879	27,497	27,114
(Gains) losses on dispositions of real estate investments	—	(275)	143	(957)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(3)	—	(4)	(71)
FFO (as defined by NAREIT) attributable to common stockholders	34,553	31,708	32,836	33,515

Acquisition and transaction fees [2]	(301)	1,141	443	696
Fire (recovery) loss [3]	(150)	(305)	500	—
Proportionate share of adjustments for non-controlling interest to arrive at Core FFO	1	—	—	(2)
Core FFO attributable to common stockholders	34,103	32,544	33,779	34,209
Non-cash equity based compensation	(1,177)	(391)	(2,235)	16
Non-cash portion of interest expense	1,399	1,198	943	880
Amortization of above and below-market leases and ground lease assets and liabilities, net	533	489	504	404
Straight-line rent	(1,550)	(2,070)	(3,039)	(3,878)
Unrealized (gains) losses on undesignated foreign currency advances and other hedge ineffectiveness	(86)	(88)	2,971	882
Eliminate unrealized losses (gains) on foreign currency transactions [4]	1,681	3,598	3,111	1,792
Amortization of mortgage premium, net and mezzanine discount	262	261	151	153
Deferred tax benefit	—	(693)	—	—
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	—	—	(3)	(1)
Adjusted funds from operations (AFFO) attributable to common stockholders	$35,165	$34,848	$36,182	$34,457

Weighted average common shares outstanding	67,287	67,287	66,652	66,271
FFO per common share	$0.51	$0.47	$0.49	$0.51
Core FFO per common share	0.51	0.48	0.51	0.52
Dividends declared [5]	$35,955	$35,857	$35,492	$35,288

Footnotes:

[1] Includes an out-of-period adjustment of $0.5 million during the three months ended June 30, 2017 for additional rental income and unbilled straight-line rent.

[2] Includes merger related, and other costs, as applicable.

[3] (Recovery)/loss arising from clean-up costs related to a fire sustained at one of our office properties.

[4] For AFFO purposes, we add back unrealized losses (gains). For the three months ended December 31, 2017, losses on derivative instruments were $1.7 million, which were comprised of unrealized losses of $1.7 million and realized losses of $38 thousand. For the three months ended September 30, 2017, losses on derivative instruments were $3.1 million, which were comprised of unrealized losses of $3.6 million offset by net realized gains of $0.5 million. For the three months ended June 30, 2017, losses on derivative instruments were $3.0 million, which were comprised of unrealized losses of $3.1 million, offset by realized gains of $0.1 million. For the three months ended March 31, 2017, losses on derivative instruments were $0.5 million, which were comprised of unrealized losses of $1.8 million offset by realized gains of $1.3 million.

[5] Dividends declared to common stockholders only, and do not include distributions to non-controlling interest holders or holders of Series

A Preferred Stock. During the three months ended December 31, 2017, dividends declared on Series A Preferred Stock were $2.5 million.

Debt Overview

As of December 31, 2017 (unaudited)

Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years)	Weighted-Average Interest Rate [1]	Total Outstanding Balance [2]	Percent
Non-Recourse Debt
2018	10	0.7	3.0%	$134,843
2019	14	1.7	2.5%	293,145
2020	40	2.6	2.5%	332,348
2021	6	3.5	3.6%	45,008
2022	—	—	—%	—
Thereafter	12	9.9	4.4%	187,000
Total Non-Recourse Debt	82	3.5	3.0%	992,344	65%

Recourse Debt
Revolving Credit Facility		3.6	3.3%	298,909
Term Loan Facility		4.6	2.0%	233,165
Total Recourse Debt		4.0	2.7%	532,074	35%

Total Debt		3.7	2.9%	$1,524,418	100%

Total Debt by Currency				Percent
USD				34%
EUR				43%
GBP				23%
Total				100%

Footnotes:

[1] As of December 31, 2017, the Company’s total combined debt was 86.9% fixed rate or swapped to a fixed rate and 13.1% floating rate.

[2] Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net. Current balances as of December 31, 2017 are shown in the year the loan matures.

Future Minimum Lease Rents

As of December 31, 2017 (unaudited)

Amounts in thousands

Future Minimum Base Rent Payments [1]
2018	$249,495
2019	252,541
2020	255,589
2021	253,689
2022	244,151
Thereafter	893,992
Total	$2,149,457

Footnotes:

[1] Base rent assumes exchange rates of £1.00 to $1.35 for GBP and €1.00 to $1.20 for Euro as of December 31, 2017 for illustrative purposes, as applicable.

Top Ten Tenants

As of December 31, 2017 (unaudited)

Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Distribution	Freight	$12,309	5%
Government Services Administration (GSA)	Office	Government	12,013	5%
Foster Wheeler	Office	Engineering	11,462	5%
RWE AG	Office	Utilities	11,418	5%
ING Bank	Office	Financial Services	9,531	4%
Finnair	Industrial	Aerospace	9,452	4%
Family Dollar	Retail	Discount Retail	8,144	3%
Harper Collins	Distribution	Publishing	6,924	3%
Trinity Health	Office	Healthcare	6,584	3%
Quest Diagnostics, Inc.	Office	Healthcare	6,308	2%
Subtotal			94,145	37%

Remaining portfolio			159,492	63%

Total Portfolio			$253,637	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP and €1.00 to $1.20 for Euro as of December 31, 2017 for illustrative purposes, as applicable.

Diversification by Property Type

As of December 31, 2017 (unaudited)

Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$149,174	59%	8,708	38%	$42,266	45%	2,424	26%
Industrial	47,777	18%	7,036	31%	26,690	28%	3,881	42%
Distribution	32,319	13%	5,044	22%	12,513	13%	1,857	20%
Retail	24,367	10%	2,109	9%	13,208	14%	1,051	12%
Total	$253,637	100.0%	22,897	100%	$94,677	100%	9,213	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP and €1.00 to $1.20 for Euro as of December 31, 2017 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Diversification by Tenant Industry

As of December 31, 2017 (unaudited)

Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$35,140	14%	2,316	10%	$4,773	5%	446	5%
Discount Retail	16,832	7%	1,786	8%	4,170	4%	985	11%
Technology	16,165	6%	1,047	5%	9,995	11%	165	2%
Aerospace	15,230	6%	1,356	6%	2,992	3%	233	3%
Telecommunications	14,838	6%	913	4%	2,411	3%	133	1%
Government	14,365	6%	536	2%	11,547	12%	424	5%
Healthcare	13,680	5%	647	3%	7,372	8%	423	5%
Freight	13,248	5%	1,391	6%	9,559	10%	1,060	12%
Utilities	13,142	5%	673	3%	—	—%	—	—%
Energy	11,848	5%	1,043	5%	9,255	10%	821	9%
Engineering	11,462	5%	366	2%	—	—%	—	—%
Pharmaceuticals	9,789	4%	390	2%	1,970	2%	90	1%
Retail Food Distribution	7,656	3%	1,128	5%	825	1%	170	2%
Publishing	6,924	3%	873	4%	—	—%	—	—%
Auto Manufacturing	6,617	3%	1,940	8%	3,861	4%	939	10%
Metal Fabrication	5,368	2%	720	3%	5,368	6%	720	8%
Automotive Parts Supplier	3,583	1%	411	2%	1,311	1%	91	1%
Restaurant - Quick Service	3,401	1%	74	—%	3,212	3%	65	1%
Logistics	3,352	1%	1,273	6%	—	—%	—	—%
Specialty Retail	3,090	1%	280	1%	—	—%	—	—%
Metal Processing	2,862	1%	448	2%	734	1%	128	1%
Other [2]	25,045	10%	3,286	13%	15,322	16%	2,320	23%
Total	$253,637	100%	22,897	100%	$94,677	100%	9,213	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP and €1.00 to $1.20 for Euro as of December 31, 2017 for illustrative purposes, as applicable.

[2] Other includes 20 industry types as of December 31, 2017.

[3] Includes properties on the credit facility borrowing base.

Diversification by Geography

As of December 31, 2017 (unaudited)

Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$120,807	47.5%	12,290	53.6%	$83,340	88.3%	8,618	93.5%
Texas	20,590	8.1%	1,870	8.2%	13,509	14.3%	1,246	13.5%
Michigan	19,643	7.7%	2,423	10.6%	14,730	15.6%	1,734	18.8%
California	12,890	5.1%	675	2.9%	4,170	4.4%	165	1.8%
New Jersey	9,012	3.6%	397	1.7%	1,193	1.3%	97	1.1%
Tennessee	7,104	2.8%	789	3.4%	5,371	5.7%	327	3.5%
Ohio	4,533	1.8%	618	2.7%	3,963	4.2%	548	5.9%
Indiana	4,490	1.8%	1,114	4.9%	3,466	3.7%	574	6.2%
Missouri	3,427	1.4%	309	1.3%	3,427	3.6%	309	3.4%
South Carolina	3,280	1.3%	414	1.8%	3,280	3.5%	414	4.5%
Florida	3,017	1.2%	206	0.9%	3,017	3.2%	206	2.2%
Kentucky	2,740	1.1%	355	1.6%	2,740	2.9%	355	3.9%
Illinois	2,629	1.0%	571	2.5%	2,629	2.8%	571	6.2%
New York	2,398	0.9%	221	1.0%	450	0.5%	63	0.7%
Minnesota	2,138	0.8%	150	0.7%	781	0.8%	117	1.3%
Pennsylvania	1,952	0.8%	234	1.0%	1,389	1.5%	121	1.3%
Maine	1,879	0.7%	50	0.2%	1,879	2.0%	50	0.5%
Massachusetts	1,757	0.7%	127	0.6%	1,757	1.9%	127	1.4%
North Carolina	1,547	0.6%	192	0.8%	788	0.8%	123	1.3%
Louisiana	1,301	0.5%	137	0.6%	1,301	1.4%	137	1.5%
South Dakota	1,275	0.5%	54	0.2%	1,275	1.3%	54	0.6%
Kansas	1,265	0.5%	179	0.8%	1,265	1.3%	179	1.9%
Nebraska	1,222	0.5%	116	0.5%	1,222	1.3%	116	1.3%
Vermont	1,166	0.5%	213	0.9%	1,166	1.2%	213	2.3%
Colorado	1,088	0.4%	27	0.1%	1,088	1.1%	27	0.3%
West Virginia	980	0.4%	104	0.5%	—	—%	—	—%
Alabama	884	0.3%	74	0.3%	884	0.9%	74	0.8%
Mississippi	825	0.3%	81	0.4%	825	0.9%	81	0.9%
North Dakota	810	0.3%	47	0.2%	810	0.9%	47	0.5%
Oklahoma	804	0.3%	89	0.4%	804	0.8%	89	1.0%
Maryland	785	0.3%	120	0.5%	785	0.8%	120	1.3%
New Mexico	556	0.2%	46	0.2%	556	0.6%	46	0.5%
Georgia	452	0.2%	41	0.2%	452	0.5%	41	0.4%
Montana	441	0.2%	54	0.2%	441	0.5%	54	0.6%
Utah	398	0.2%	20	0.1%	398	0.4%	20	0.2%
Delaware	361	0.1%	10	—%	361	0.4%	10	0.1%
New Hampshire	346	0.1%	83	0.4%	346	0.4%	83	0.9%
Iowa	296	0.1%	32	0.1%	296	0.3%	32	0.3%
Idaho	203	0.1%	16	0.1%	203	0.2%	16	0.2%
Arizona	156	0.1%	16	0.1%	156	0.2%	16	0.2%
Arkansas	91	—%	8	—%	91	0.1%	8	0.1%
Virginia	76	—%	8	—%	76	0.1%	8	0.1%
United Kingdom	56,070	22.1%	4,080	17.8%	—	—%	—	—%
Germany	21,576	8.5%	2,178	9.5%	—	—%	—	—%
The Netherlands	17,654	7.0%	1,039	4.5%	8,123	8.6%	530	5.8%
Finland	15,623	6.2%	1,457	6.4%	—	—%	—	—%
France	13,275	5.2%	1,632	7.1%	—	—%	—	—%
Luxembourg	5,418	2.1%	156	0.7%	—	—%	—	—%
US Province	3,214	1.4%	65	0.4%	3,214	3.1%	65	0.7%
Total	$253,637	100%	22,897	100%	$94,677	100%	9,213	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.35 for GBP and €1.00 to $1.20 for Euro as of December 31, 2017 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Lease Expirations

As of December 31, 2017 (unaudited)

Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)
2018	1	$—	—%	—	—%
2019	—	—	—%	—	—%
2020	2	3,467	1.4%	386	1.7%
2021	2	4,944	1.9%	323	1.4%
2022	16	23,773	9.4%	1,553	6.8%
2023	30	28,271	11.1%	2,411	10.6%
2024	45	70,000	27.6%	5,887	25.9%
2025	39	38,870	15.3%	3,269	14.4%
2026	16	21,213	8.4%	2,038	8.9%
2027	12	5,251	2.1%	499	2.2%
2028	29	7,181	2.8%	885	3.9%
2029	106	22,022	8.7%	2,105	9.2%
2030	10	8,090	3.2%	458	2.0%
2031	—	—	—%	—	—%
2032	4	1,513	0.6%	296	1.3%
2033	1	6,170	2.4%	801	3.5%
Thereafter (>2033)	8	12,872	5.1%	1,861	8.2%
Total	$321	$253,637	100%	22,772	100%

[1] Annualized rental income converted from local currency into USD as of December 31, 2017 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.